SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2010 (March 2, 2010)

NATIONAL HEALTH INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129

 (Address of principal executive offices)

(615) 890-9100

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(c)

Newly Appointed Executive Officer

On March 2, 2010, the Compensation Committee of the Board of Directors of National Health Investors, Inc. appointed Kristin S. Gaines as Chief Credit Officer of the Company.  Ms. Gaines joined the Company on March 13, 1998 as a Credit Analyst and later Assistant Vice President, Finance and Vice President, Operations, in charge of overseeing portfolio compliance and underwriting.  Ms. Gaines received her B.B.A. in Accounting from Middle Tennessee State University in 1993 and her M.B.A. from Middle Tennessee State University in 1998.

(e)

Compensatory Arrangements of Certain Officers

Long –Term Incentive Grants

In connection with the Company’s 2009 performance, on March 2, 2010, the Compensation Committee granted stock options to certain executive officers, which options will be priced based on the closing price of the Company’s common stock on March 2, 2010.  Mr. Hopkins’ and Ms. Gaines’ options vested 1/3 on the date of grant and 1/3 on each of first and second anniversary of the date of grant.

Named Executive Officer

     Option Grant

Roger Hopkins

50,000

Kristin S. Gaines

50,000

2010 Base Salaries

The Compensation Committee approved the following base salaries for the Named Executive Officers for 2010:

Named Executive Officer

   2010 Base Salary

Roger Hopkins

  250,000

Kristin S. Gaines

  125,000

2009 Bonuses and 2010 Incentive Plan

The Compensation Committee approved the payment of bonuses for certain of the Named Executive Officers based upon the Company’s and their individual performance in 2009, and also approved incentive compensation plans for each of Mr. Hopkins and Ms. Gaines for 2010.  Mr. Hopkins received a bonus for 2009 of $75,000.  Mr. Hopkins’ incentive plan for 2010 provides for a bonus potential of up to $78,000 based on achieving certain goals related to timing of SEC filings and successfully contributing to the achievement of recurring FFO and dividend payout amounts.  Ms. Gaines received a bonus for 2009 of $90,000.  Ms. Gaines’ incentive plan for 2010 provides for a bonus potential of up to $125,000 based on achieving goals related to new transactions, compliance analysis and contributing to the achievement of recurring FFO and dividend payout goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:

/s/ Roger Hopkins

Name:

Roger Hopkins

Title:

Chief Accounting Officer

Date:

March 3, 2010